Exhibit 99.1


                                                           FOR IMMEDIATE RELEASE
                                                        Tuesday, August 12, 2003
For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655

AMERICAN BILTRITE REPORTS SECOND QUARTER RESULTS

WELLESLEY HILLS, MA, August 12, 2003 - American Biltrite Inc. (AMEX:ABL) reported today its results for the second quarter, which included a previously announced charge in connection with the planned sale or disposition of its Janus Flooring subsidiary. Net sales for the three months ended June 30, 2003 were $105.8 million, down 13.3% from $122.0 million in the second quarter of 2002. The net loss for the second quarter of 2003 was $11.9 million, or $3.45 per share, compared with net income of $1.6 million, or $.48 per share, in the second quarter of 2002. For the six months ended June 30, 2003, the net loss was $15.0 million, or $4.36 per share, on sales of $209.8 million, compared with net earnings (before a required accounting change) of $0.9 million, or $.25 per share, on sales of $224.7 million.

The $11.9 million second quarter loss includes $9.9 million related to Janus and $2.0 million related to American Biltrite's 55% owned subsidiary Congoleum (AMEX:CGM). Included in the $9.9 million Janus loss was $8.5 million in non-cash charges reducing the carrying values of Janus's fixed assets, inventories, deferred tax assets, and other current assets to amounts expected to be realized through the disposition. The Company expects these charges will represent the substantial majority of the expenses to exit this business. Future expenses in connection with the disposition, which will be reported as losses on discontinued operations, are currently anticipated to be approximately $2 million. The Company anticipates the disposition of Janus, net of future expenses, will generate $3 million to $5 million in cash.

The Company also indicated that based upon second quarter results, its Board of Directors decided not to declare the quarterly dividend it has historically paid in early October.

Roger S. Marcus, Chairman of the Board, commented "American Biltrite's loss for the quarter was due to Janus and, to a much lesser extent, Congoleum. Our decision to dispose of the Janus business will permit us to concentrate our capital and management resources on our other operations, where we believe we can earn acceptable returns. Congoleum continues to proceed with its plans to reorganize and resolve its asbestos liabilities. Congoleum's customers, suppliers, employees, bondholders, and stockholders would all benefit from the proposed plan of reorganization and resolution of the asbestos concern.

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Meanwhile Congoleum continues to pursue cost reduction initiatives to counter the poor current market conditions and to introduce innovative new products to position itself for future growth."

"Results for the balance of American Biltrite's operations in the quarter were essentially at break-even, reflecting the weak economy. Efforts across the company are focused on reducing costs, improving cash flow, and positioning ourselves to take advantage of an improving economy. Included in these initiatives was the decision not to declare a dividend."

The Company also reported that two of its debt agreements were amended to allow it to satisfy certain financial covenants as of June 30, 2003. The Company is in discussion with its lenders and expects to further amend these agreements by a required deadline of September 15, 2003.

American Biltrite owns 55% of the outstanding common stock of Congoleum. Generally accepted accounting principles require that American Biltrite recognize 100% of Congoleum's losses in excess of Congoleum's equity. Because of Congoleum's deficit equity position, American Biltrite's consolidated results include the $2.0 million loss reported by Congoleum for the second quarter of 2003. However, Congoleum is separately financed and American Biltrite neither guaranties nor is otherwise obligated for any of Congoleum's debts. American Biltrite has no recorded value at risk or economic obligation related to the cumulative $20.7 million of Congoleum losses it has recorded in excess of its investment in Congoleum. Furthermore, American Biltrite's lending agreements require that its investment in Congoleum be accounted for under the equity method of accounting and not consolidated. Had the Company been permitted by generally accepted accounting principles to account for its investment in Congoleum under the equity method, its net loss for the second quarter of 2003 would have been reduced by $2.0 million, and its consolidated equity increased by $20.7 million.

Congoleum is planning to seek confirmation of a pre-packaged plan of reorganization to resolve its asbestos liabilities. In connection with that plan, it is expected that pursuant to Congoleum's anticipated pre-packaged Chapter 11 plan of reorganization, American Biltrite would receive certain relief as may be afforded under section 524(g)(4) of the United States Bankruptcy Code of 1978, as amended, from asbestos claims that derive from claims made against Congoleum, which claims are expected to be channeled to the trust established upon consummation of Congoleum's confirmed pre-packaged Chapter 11 plan of reorganization (the "Plan Trust"). Pursuant to the terms of Congoleum's anticipated pre-packaged Chapter 11 plan of reorganization, American Biltrite expects to pledge all of the shares of Congoleum stock that it owns pursuant to the terms of a pledge agreement to serve as collateral securing Congoleum's obligations under a promissory note that it is expected Congoleum will contribute to the Plan Trust (the "Congoleum Note"). Furthermore, under the terms of the Congoleum plan, American Biltrite expects to pledge amounts it could receive relating to certain indemnity rights as additional collateral securing Congoleum's obligations under the Congoleum Note until after any amounts due and payable to the Plan Trust under the Congoleum Note have been

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paid in full to the Plan Trust. In addition, under the Congoleum plan, American
Biltrite expects that it would be obligated to contribute $250 thousand to the Plan Trust upon confirmation of Congoleum's plan of reorganization. American Biltrite also expects the plan will include provisions requiring additional payment to the Plan Trust, under certain circumstances, in the event American Biltrite sells all or substantially all of its interest in Congoleum before the later of June 30, 2008 or four years following confirmation of Congoleum's plan of reorganization. These provisions may affect the timing and amount of any ultimate value to be derived from American Biltrite's investment in Congoleum.


WARNING REGARDING FORWARD LOOKING STATEMENTS

THE ABOVE NEWS RELEASECONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON AMERICAN BILTRITE'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS. AMERICAN BILTRITE UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH AMERICAN BILTRITE BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES FOR ASBESTOS-RELATED CLAIMS AND OTHER COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM, (II) CONGOLEUM'S ABILITY TO TIMELY REACH AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (III) THE COMPANY'S AND CONGOLEUM'S SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENT OF THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT THE CONTEMPLATED NOTE CONTRIBUTION AND PLEDGE IN CONNECTION WITH CONGOLEUM'S PRE-PACKAGED PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE (IV) THE RESPONSE FROM TIME-TO-TIME OF LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM THE STRATEGY TO SETTLE ASBESTOS LIABILITY, INCLUDING CONGOLEUM'S ABILITY TO OBTAIN DEBTOR-IN-POSSESSION FINANCING FROM ITS CURRENT LENDER UNDER ITS CREDIT FACILITY OR FROM ANOTHER LENDER, (V) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY PURSUED REORGANIZATION PLAN (VI) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g), (VII) THE FUTURE COST AND TIMING OF PAYMENTS ASSOCIATED WITH AND AVAILABILITY OF INSURANCE COVERAGE FOR ENVIRONMENTAL AND NON-ASBESTOS RELATED PRODUCT AND GENERAL LIABILITY CLAIMS, (VIII) INCREASES IN RAW MATERIAL PRICES,
(IX) INCREASED COMPETITIVE ACTIVITY FROM COMPETITORS, SOME OF WHICH HAVE GREATER RESOURCES AND BROADER DISTRIBUTION CHANNELS, (X) UNFAVORABLE DEVELOPMENTS IN VARIOUS MARKETS FOR THE COMPANY'S PRODUCTS OR IN THE NATIONAL ECONOMY IN GENERAL, (XI) SHIPMENT DELAYS, DEPLETION OF INVENTORY AND INCREASED PRODUCTION COSTS RESULTING FROM UNFORESEEN DISRUPTIONS OF OPERATIONS AT ANY OF THE COMPANY'S FACILITIES OR DISTRIBUTORS, (XII) PRODUCT WARRANTY COSTS, (XIII) CHANGES IN CUSTOMERS FOR THE COMPANY'S PRODUCTS, (XIV) AMERICAN BILTRITE'S ABILITY TO TIMELY SELL OR OTHERWISE DISPOSE OF THE JANUS BUSINESS ON TERMS ACCEPTABLE TO AMERICAN BILTRITE, (XIV) AMERICAN BILTRITE'S ABILITY TO REALIZE THE CASH PROCEEDS ANTICIPATED UPON ANY SALE OR OTHER DISPOSITIONS OF THE JANUS BUSINESS AND (XV) AMERICAN BILTRITE'S ABILITY TO SATISFY ANY APPLICABLE

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REGULATORY OR OTHER LEGAL REQUIREMENTS, INCLUDING CANADIAN REGULATIONS AND LAWS,
WITH REGARD TO ITS INTENDED DISPOSITION OF THE JANUS BUSINESS. IN ADDITION, IN VIEW OF AMERICAN BILTRITE'S RELATIONSHIPS WITH CONGOLEUM, AMERICAN BILTRITE
COULD BE AFFECTED BY CONGOLEUM'S NEGOTIATIONS, AND THERE CAN BE NO ASSURANCE AS TO WHAT THAT IMPACT, POSITIVE OR NEGATIVE, MIGHT BE. IN ANY EVENT, THE FAILURE
OF CONGOLEUM TO OBTAIN CONFIRMATION OF ITS ANTICIPATED PRE-PACKAGED PLAN OF REORGANIZATION WOULD HAVE A MATERIAL ADVERSE EFFECT ON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND COULD HAVE A MATERIAL ADVERSE EFFECT ON AMERICAN BILTRITE'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN AMERICAN BILTRITE'S ANNUAL REPORT ON FORM 10-K FOR
THE YEAR ENDED DECEMBER 31, 2002, AMERICAN BILTRITE'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003, AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             AMERICAN BILTRITE INC.

             RESULTS FOR THE THREE MONTHS AND SIX MONTHS (UNAUDITED)

                                  For the Quarter ended June 30,   For the Six Months ended June 30,
                                       2003             2002            2003             2002
                                  -------------    -------------    -------------    -------------

Net sales                         $ 105,815,000    $ 121,977,000    $ 209,774,000    $ 224,715,000
                                  =============    =============    =============    =============

Earnings (loss) from operations   $ (11,873,000)   $   2,101,000    $ (14,921,000)   $   1,058,000

Noncontrolling interests                (13,000)        (456,000)         (90,000)        (188,000)
                                  -------------    -------------    -------------    -------------
Earnings (loss) before
  accounting change                 (11,886,000)       1,645,000      (15,011,000)         870,000

Cumulative effect of
  accounting change                                                            --       (7,742,000)
                                  -------------    -------------    -------------    -------------
    Net earnings (loss)           $ (11,886,000)   $   1,645,000    $ (15,011,000)   $  (6,872,000)
                                  =============    =============    =============    =============

Net earnings (loss) per share
  before cumulative effect of
  accounting change, basic
  and diluted                     $       (3.45)   $        0.48    $       (4.36)   $        0.25

Cumulative effect of
  accounting change                          --               --               --            (2.25)
                                  -------------    -------------    -------------    -------------
Net earnings (loss) per
share, basic
and diluted                       $       (3.45)   $        0.48    $       (4.36)   $        0.25
                                  =============    =============    =============    =============

Weighted average number of
  common and equivalent
  shares outstanding                  3,441,551        3,441,562        3,441,551        3,441,574